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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
FEI COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5350 NE Dawson Creek Drive
Hillsboro, Oregon 97124-5793

April 14, 2004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 20, 2004

To the Shareholders of FEI Company:

        Notice is hereby given that the Annual Meeting of Shareholders of FEI Company, an Oregon corporation, will be held on Thursday, May 20, 2004, at 9:00 a.m. local time, at our corporate headquarters located at 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124. The purposes of the Annual Meeting will be:

  1.
  To elect members of the FEI Board of Directors to serve for the following year and until their successors are duly elected and qualified;

  2.
  To consider and vote on a proposal to amend the 1995 Stock Incentive Plan (i) to increase the number of shares of our common stock reserved for issuance under the plan from 6,000,000 to 7,000,000; (ii) to increase the number of shares automatically granted to directors under the plan and (iii) to permit all non-employee directors to receive automatic stock option grants under the plan;

  3.
  To consider and vote on a proposal to amend the FEI Employee Share Purchase Plan to increase the number of shares of our common stock reserved for issuance under the plan from 950,000 to 1,450,000; and

  4.
  To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

        Only shareholders of record at the close of business on March 22, 2004 and their proxies will be entitled to vote at the annual meeting and any adjournment or postponement of the meeting. A form of proxy and a proxy statement containing more detailed information about the matters to be considered at the annual meeting accompany this notice. We urge you to give this material your careful attention.

        You are respectfully requested to date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy; retention of the proxy is not necessary for admission to the meeting.

By Order of the Board of Directors:
BRADLEY J. THIES Secretary

Hillsboro, Oregon
April 14, 2004

Your vote is important.
To vote your shares, please complete, sign, date
and mail the enclosed proxy card
promptly in the enclosed return envelope.

FEI COMPANY

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 20, 2004

        This document is being furnished to FEI shareholders as part of the solicitation of proxies by the FEI Board of Directors for use at the Annual Meeting of Shareholders to be held on Thursday, May 20, 2004 at 9:00 a.m. local time, at 5350 NE Dawson Creek Drive, Hillsboro, Oregon. This proxy statement and the enclosed form of proxy were first mailed to shareholders of record on or about April 14, 2004.

        Any person whose proxy is solicited by this proxy statement will be provided, upon request, with an additional copy, without charge, of our Annual Report on Form 10-K. If you would like additional copies of our Annual Report on Form 10-K, please contact Jeanne Johnston at (503) 726-7500.

Information Concerning Solicitation and Voting

Purposes of the Annual Meeting

        The purposes of the annual meeting are:

  1.
  To elect members of the FEI Board of Directors to serve for the following year and until their successors are duly elected and qualified;

  2.
  To consider and vote on a proposal to amend the 1995 Stock Incentive Plan (i) to increase the number of shares of our common stock reserved for issuance under the plan from 6,000,000 to 7,000,000; (ii) to increase the number of shares automatically granted to directors under the plan and (iii) to permit all non-employee directors to receive automatic stock option grants under the plan;

  3.
  To consider and vote on a proposal to amend the FEI Employee Share Purchase Plan to increase the number of shares of our common stock reserved for issuance under the plan from 950,000 to 1,450,000; and

  4.
  To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

Voting and Solicitation

        The cost of soliciting proxies for the annual meeting will be borne by us. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, or other means of communication by our directors, officers and employees. These persons will not specifically be compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these persons. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

Quorum

        A majority of the outstanding shares of our common stock must be present in person or by proxy as necessary to constitute a quorum for the Annual Meeting.

        The shareholders present at the annual meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum or the refusal of any shareholder present in person or by proxy to vote or participate in the annual meeting. If the annual meeting of shareholders is adjourned for any reason, the approval of the proposals may be considered and voted upon by shareholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original meeting except for any proxies that have been properly withdrawn or revoked.

Vote Required

        The following table shows the vote required to approve each proposal.

Proposal	Vote Required
Election of Directors	The directors are elected by a plurality of the votes cast. The Oregon statutory term "plurality" means that the nine director nominees who receive the most votes will be elected.
Amendments to the 1995 Stock Incentive Plan	A majority of the votes cast must vote in favor of the proposal.
Amendment to the Employee Share Purchase Plan	A majority of the votes cast must vote in favor of the proposal.

Record Date and Shares Outstanding

        The Board of Directors has fixed the close of business on March 22, 2004 as the record date to determine the shareholders entitled to receive notice of and to vote at the annual meeting. Each holder of common stock on the record date is entitled to one vote per share held on all matters properly presented at the annual meeting. Common stock is our only outstanding authorized voting security and it does not have cumulative voting rights. As of the close of business on March 22, 2004, there were 33,221,979 shares of common stock outstanding and entitled to vote, held by 112 holders of record. All votes on the proposals set forth below will be taken by ballot.

Abstentions and Broker Non-Votes

        Abstentions and broker non-votes (the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority, or lack of direction as how to vote on a matter) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will have no effect on the voting for proposal 1. Regarding proposals 2 and 3, broker non-votes will have no effect thereon because they are not deemed votes cast and abstentions will have the same effect as a "no" vote.

Revocability of Proxies

        Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by:

  •
  filing a written notice of revocation dated after the date of the proxy with our secretary, Bradley J. Thies, in care of FEI Company at 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793, at or before the vote at the annual meeting;

  •
  signing a later dated proxy relating to the same shares and delivering it to our secretary before the annual meeting; or

  •
  attending the annual meeting and voting in person.

        If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to change your vote.

        Attendance at the annual meeting, however, will not in and of itself constitute a revocation of a proxy. All executed, timely and unrevoked proxies will be voted at the annual meeting in accordance with the shareholder's instructions. Executed proxies without instructions will be voted "FOR" each of the director nominees and "FOR" approval of proposals 2 and 3.

Discretionary Authority

        While the notice of annual meeting of shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with the recommendation of management if any other matters are presented.

Shareholder Proposals—2005 Annual Meeting of Shareholders

        In order to be brought before our shareholders at a shareholder meeting, shareholder proposals must comply with our Amended and Restated Bylaws. Under our Amended and Restated Bylaws, a shareholder must give advance notice to our secretary of any business that the shareholder wishes to bring before the annual meeting, including nominations of candidates for our Board. To be timely, the notice must be received by our secretary at least ninety (90) days in advance of the anniversary of the preceding year's annual meeting or at least forty-five (45) days in advance of the first anniversary date of mailing of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, whichever is earlier. In order to be brought before our 2005 annual meeting of shareholders, therefore, shareholder proposals must be received by our secretary no later than February 19, 2005. With respect to a shareholder's proposal, including proposals for the nomination of a candidate for our Board, the shareholder notice to the secretary must contain certain information as set forth in our Amended and Restated Bylaws.

Inclusion of Shareholder Proposals in Our Proxy Statement

        In addition, to be included in our proxy statement for the 2005 Annual Meeting of Shareholders, shareholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and be received by our secretary no later than December 15, 2004. Shareholder nominations of directors are not shareholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in our proxy statement.

        For additional information regarding shareholder proposals to be brought before our annual meeting of shareholders or to be included in our proxy statement, please see our Amended and Restated Bylaws.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        All of our directors are elected at each annual meeting to serve until their successors are duly elected and qualified, or their earlier death, resignation or removal. If any of the nominees for director at the annual meeting becomes unavailable for election for any reason (none being presently known), the proxy holders will have discretionary authority to vote pursuant to the proxy for a suitable substitute or substitutes.

        The Board of Directors recommends that the shareholders vote FOR the slate of nominees named in the table below.

        The Board, upon the recommendation of the Nominating Committee, has nominated the persons named in the following table for election as Directors:

Name	Position	Age	Director Since
Dr. Michael J. Attardo	Director	62	1999
Wilfred J. Corrigan	Director	66	2002
Thomas F. Kelly	Director	51	2003
Dr. William W. Lattin	Director	63	1999
Jan C. Lobbezoo	Director	57	1999
Dr. Gerhard Parker	Director	60	2001
James T. Richardson	Director	56	2003
Vahé A. Sarkissian	Chairman, President and Chief Executive Officer	61	1998
Donald R. VanLuvanee	Director	59	1995

        Each of these nominees is presently serving on our board. The Board has determined that each of the directors, except Messrs. Lobbezoo and Sarkissian, qualify as an independent director under Nasdaq Stock Market corporate governance listing standards. There are no family relationships among our executive officers and directors.

        Certain biographical information is as follows:

        Dr. Michael J. Attardo has served as a director of FEI since April 1999. Dr. Attardo has been retired since 1999. From 1992 to 1999, Dr. Attardo was General Manager of International Business Machine Corporation's ("IBM") Microelectronics Division. Dr. Attardo enjoyed more than 30 years of experience in engineering, management and development at IBM. Prior to serving as General Manager of the Microelectronics Division, Dr. Attardo was General Manager of the Manufacturing and Process Development Division of IBM. He serves as a member of the board of directors of the Semiconductor Industries Association, and the Engineering Council of the Columbia University School of Engineering and Applied Science. He also serves on the joint industry-government Semiconductor Technology Council for the United States Department of Defense. In addition, Dr. Attardo serves on the supervisory board of directors for ASML Holding N.V., a manufacturer of advanced technology systems for the semiconductor industry. Dr. Attardo holds a B.A. from Queens College and a B.S., M.S. and Ph.D. from Columbia University.

        Wilfred J. Corrigan has served as a director of FEI since May 2002. Mr. Corrigan is the principal founder of LSI Logic Corporation, a leader in the design, development, manufacture and marketing of complex, high-performance integrated circuits and storage systems, and has served as its Chairman of the Board of Directors and Chief Executive Officer since the company was founded in January 1981. Mr. Corrigan also serves on the board of directors of several privately held corporations. Mr. Corrigan holds a B.S. degree in chemical engineering from the Imperial College of Science in London, England.

        Thomas F. Kelly has served as a director of FEI since September 2003. Mr. Kelly has been Chairman and Chief Executive Officer of BlueStar Solutions, Inc., an enterprise resource planning software hosting company, since January 2001. From July 1998 through December 2000, Mr. Kelly was Chairman and Chief Executive Officer of Blaze Software, Inc., a provider of rules-based e-business software that enables personalized interaction across an enterprise's electronic contact points. From March 1996 through March 1998, Mr. Kelly was employed at Cirrus Logic, Inc. as Executive Vice

President and Chief Financial Officer, and then subsequently Chief Operating Officer. Mr. Kelly also serves on the board of directors of Epicor Software Corporation. Mr. Kelly holds a B.S. degree in economics from Santa Clara University.

        Dr. William W. Lattin has served as a director of FEI since April 1999. Since 2002, Mr. Lattin has served as the President of Lattin Enterprises. From May 2000 to 2002, Dr. Lattin has served as a consultant to Vitesse Semiconductor Corporation, a leading supplier of high-performance integrated circuits principally targeted at systems manufacturers in the communications and storage industries. Dr. Lattin was an Executive Vice President of Synopsys, Inc., a leading supplier of electronic design automation software to the global electronics industry, from October 1994 until October 1999. Dr. Lattin serves on the board of directors of Merix Corporation and RadiSys Corporation. Dr. Lattin also serves on the board of directors of several private companies. Dr. Lattin holds a Ph.D. degree in electrical engineering from Arizona State University and M.S.E.E. and B.S.E.E. degrees from the University of California-Berkeley.

        Jan C. Lobbezoo has served as a director of FEI since July 1999. Mr. Lobbezoo has been Executive Vice President and Chief Financial Officer of Philips Semiconductors International B.V., an affiliate of Philips, since May 1994. He joined Philips in 1970 and has served in a number of finance and control positions in Nigeria, South Africa and Scandinavia as well as the Netherlands. Mr. Lobbezoo serves on the board of directors of Taiwan Semiconductor Manufacturing Co., Ltd. Mr. Lobbezoo holds a M.A. degree in Business Economics from Erasmus University, Rotterdam, the Netherlands.

        Dr. Gerhard Parker has served as a director of FEI since July 2001. Dr. Parker has been retired since 2001. Dr. Parker held a variety of positions at Intel Corporation ("Intel") from 1969 to 2001, where he served most recently as Executive Vice President. During his tenure at Intel, Dr. Parker also served as Senior Vice President of the company's Technology and Manufacturing Group from 1989 to 1999, where he managed worldwide manufacturing. From 1999 to 2001, Dr. Parker was General Manager of Intel's New Business Group. Dr. Parker serves on the board of directors of Applied Materials, Inc., a supplier of products and services to the semiconductor industry. Dr. Parker holds B.S.E.E., M.S.E.E. and Ph.D. degrees from the California Institute of Technology.

        James T. Richardson has served as a director of FEI since July 2003. Mr. Richardson currently serves as a director of and consultant to technology companies. From 1998 to 2001, Mr. Richardson served as the Senior Vice President and Chief Financial Officer at WebTrends Corp., now a division of NetIQ. Prior to that, he was Senior Vice President, Corporate Operations and Chief Financial Officer at Network General Corporation (which has since merged with McAfee to form Network Associates) from 1994 to 1998. Mr. Richardson currently serves as a member of the board of directors of Plumtree Software and Digimarc Corporation. Mr. Richardson received a B.A. degree in finance and accounting from Lewis and Clark College, an M.B.A. degree from the University of Portland and a J.D. degree from the Lewis and Clark Law School. He graduated from Stanford Directors' College in 2001 and is both a C.P.A. and attorney in Oregon.

        Vahé A. Sarkissian joined FEI as President, Chief Executive Officer and director in May 1998 and has been Chairman of the Board of Directors since January 2002. From 1994 to 1995, he was President and Chief Executive Officer of Metrologix, Inc., an electron beam metrology company. Mr. Sarkissian was with Silicon Valley Group, Inc. ("SVG"), a semiconductor equipment company, from 1989 to 1993, as President and Chief Operating Officer, and he was also President and Chief Executive Officer of SVG Lithography Systems, a subsidiary of SVG. Before SVG, he was a Vice President of Data General Corp. He has served as a member of the board of directors of several private technology companies. Mr. Sarkissian holds a B.S.E.E. degree from Northrop University and an M.S.E.E. degree from the University of Santa Clara.

        Donald R. VanLuvanee has served as a director of FEI since November 1995. Mr. VanLuvanee has been retired since 2002. From 1992 to 2002, Mr. VanLuvanee was President, Chief Executive Officer

and a director of Electro Scientific Industries, Inc., a provider of high technology manufacturing equipment to the global electronics market. Mr. VanLuvanee serves as a director of Micro Component Technology, Inc., a semiconductor equipment manufacturing company. Mr. VanLuvanee holds a B.S.E.E. and an M.S.E.E. degree from Rennselaer Polytechnic Institute.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        Our Board met eight times during 2003. During 2003, no director attended fewer than 75% of the meetings of the Board of Directors and any committees of which the director was a member. Throughout 2003, the standing committees of our Board of Directors were the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. As of January 28, 2004, our Board of Directors has determined that all of our standing committees consist of only independent directors as prescribed by the rules and regulations of Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence.

        The Board encourages attendance of board members at our annual meeting of shareholders. Messrs. Lattin and Sarkissian attended our 2003 annual meeting.

Audit Committee

        The Audit Committee:

  •
  makes recommendations concerning the engagement of the independent auditors;

  •
  reviews with the independent auditors the plans and results of the audit engagement;

  •
  approves professional services provided by the independent auditors;

  •
  reviews the independence of the independent auditors;

  •
  considers the range of the audit and non-audit fees; and

  •
  reviews the adequacy and completeness of our internal accounting controls and financial statements.

        Until July 2003, the Audit Committee consisted of Michael J. Attardo, Jan C. Lobbezoo and Donald R. VanLuvanee. In July 2003, Mr. VanLuvanee ceased to serve on the Audit Committee and James T. Richardson (Chair) was added. On January 28, 2004, Mr. Lobbezoo ceased to serve on the Audit Committee and Thomas F. Kelly was added. The Audit Committee met eight times in 2003. The Audit Committee charter was amended and restated on January 28, 2004 and is attached to this proxy statement as Appendix A. The Audit Committee charter is also available on our website, free of charge, at www.feicompany.com. You can also obtain a copy of the charter, free of charge, by writing to us at FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793.

Compensation Committee

        The Compensation Committee determines compensation for our executive officers, administers our stock incentive plans and employee share purchase plan and addresses general compensation issues for us. Until July 2003, the Compensation Committee consisted of William E. Curran, William W. Lattin and Donald R. VanLuvanee (Chair). In July 2003, Mr. Lattin ceased to serve on the Compensation Committee and Gerhard Parker joined the Compensation Committee. On January 28, 2004, Mr. Curran ceased to serve on the Compensation Committee and Wilfred J. Corrigan was added. The Compensation Committee met five times in 2003.

        The charter governing operation of the Compensation Committee, which was amended and restated on January 28, 2004, is available on our website, free of charge, at www.feicompany.com. You can also obtain a copy of the charter, free of charge, by writing to us at FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793.

Nominating and Governance Committee

        The Nominating and Governance Committee reviews qualifications and makes recommendations to the Board of Directors concerning nominees to the Board and Board's membership. Until May 2003, the Nominating and Governance Committee consisted of Michael J. Attardo, William W. Lattin (Chair) and Vahé A. Sarkissian. In May 2003, Messrs. Sarkissian and Attardo ceased to serve on the Nominating and Governance Committee and Wilfred J. Corrigan and Dr. Gerhard Parker were added. The Nominating and Governance Committee met four times in 2003.

        The charter governing operation of the Nominating and Governance Committee, which was adopted in May 2003, is available on our website, free of charge, at www.feicompany.com. You can also obtain a copy of the charter, free of charge, by writing to us at FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793.

        Nominees for election at the 2004 Annual Meeting of Shareholders are all currently directors and were originally recommended to our board by various sources, including our outside directors, advisors and other referral sources.

QUALIFICATIONS AND RECOMMENDATION OF DIRECTORS

        The Nominating and Governance Committee's (the "Nominating Committee") criteria and process for evaluating and identifying the candidates that it selects, or recommends to the Board of Directors for selection, as director nominees are as follows:

  •
  The Nominating Committee regularly reviews the current composition and size of the Board.

  •
  The Nominating Committee reviews the qualifications of any candidates who have been properly recommended by the shareholders, as well as those candidates who have been identified by management, individual members of the Board or, if the Nominating Committee determines, a search firm. Such review may, in the Nominating Committee's discretion, include a review solely of information provided to the Nominating Committee or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominating Committee deems proper.

  •
  The Nominating Committee shall evaluate the performance of the Board as a whole and evaluate the performance and qualifications of individual members of the Board eligible for re-election at the annual meeting of shareholders.

  •
  The Nominating Committee shall consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. The Nominating Committee seeks highly-qualified and experienced candidates, but presently has no stated minimum qualifications that must be met by each candidate for the Board. In evaluating the qualifications of the candidates, the Nominating Committee considers many factors, including, issues of character, judgment, independence, background, age, expertise, diversity of experience, length of service, other commitments and the like. The Nominating Committee evaluates such factors, among others, and does not assign any particular weight or priority to any of these factors. Also, the Nominating Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. The Nominating Committee believes that candidates and nominees must reflect a Board that is comprised of directors (i) a majority of whom are independent, (ii) who are of high integrity, (iii) who have qualifications that will increase the overall effectiveness of the Board and (iv) who meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

  •
  In evaluating and identifying candidates, the Nominating Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

  •
  After such review and consideration, the Nominating Committee selects, or recommends that the Board select, the slate of director nominees, either at a meeting of the Nominating Committee at which a quorum is present or by unanimous written consent of the Nominating Committee.

  •
  The Nominating Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to the Board.

SHAREHOLDER RECOMMENDATIONS FOR DIRECTORS

        Shareholders who have held at least 10,000 shares or more of our common stock for at least a twelve-month period may make recommendations to the Nominating and Governance Committee for potential Board members as follows:

  •
  The recommendation must be made in writing to FEI Company, Attention: Corporate Secretary, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

  •
  The recommendation must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and FEI within the last three years and evidence of the recommending person's ownership of FEI common stock.

  •
  The recommendation shall also contain a statement from the recommending shareholder in support of the candidate; professional references, particularly within the context of the those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like; and personal references.

  •
  A statement from the shareholder nominee indicating that such nominee wants to serve on the Board and could be considered "independent" under the Rules and Regulations of Nasdaq and the Securities and Exchange Commission ("SEC"), as in effect at that time.

DIRECTOR NOMINATIONS BY SHAREHOLDERS

        Our bylaws provide that nominations for election to the Board may be made only by the Board or a Board committee, or by any shareholder of record entitled to vote in the election of directors at the meeting. A shareholder who wishes to make a nomination must give written notice, by personal delivery or mail, to the Secretary of FEI Company. In the case of an annual meeting of shareholders, the notice must be received at our principal executive office at the address specified above not less than 90 days prior to the first anniversary of the preceding year's annual meeting or at least 45 days in advance of the first anniversary date of the mailing of the proxy materials for the prior year's annual meeting, whichever is earlier. In the case of our 2005 Annual Meeting, this notice must be received by us no later than February 19, 2005.

        To be effective, the notice must set forth all information required by Section 1.11 of our bylaws, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation, or employment of such person, the class and number of shares of capital stock beneficially owned by the person, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, certain information must be provided about the shareholder or shareholder group making a nomination, as detailed in Section 1.11 of our bylaws. Finally, a shareholder or shareholder group making a nomination must comply with all applicable requirements of the Exchange Act, including providing a nominee's consent to being named in a proxy statement and to serve as a director if elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

        Our shareholders may contact our Board by writing to them via electronic mail at bod@feico.com or by regular mail at c/o FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

DIRECTOR COMPENSATION

        Under the current terms of our 1995 Stock Incentive Plan, each independent director receives a non-statutory option to purchase 5,000 shares of our common stock when the individual becomes a director. In addition, each independent director is automatically granted an annual non-discretionary, non-statutory option to purchase 3,000 shares of our common stock. From January 1, 2003 through July 17, 2003, independent directors were paid cash compensation as follows:

  •
  a $7,500 annual retainer paid in the amount of $1,875 at the end of each quarter served on our Board;

  •
  a per Board meeting attendance fee of $1,000; and

  •
  an additional $500 meeting fee for attendance at each committee meeting, provided the committee meeting was not held at the same location and within 24 hours of a scheduled Board meeting.

        As of July 17, 2003, independent directors were paid cash compensation as follows:

  •
  a $15,000 annual retainer paid in the amount of $3,750 at the end of each quarter served on our Board;

  •
  a $10,000 additional annual retainer for membership on the Audit Committee paid in the amount of $2,500 at the end of each quarter served on our Board;

  •
  a $5,000 additional annual retainer for membership on the Compensation or Nominating Committee paid in the amount of $1,250 at the end of each quarter served on our Board;

  •
  a $2,500 additional annual retainer for serving as a committee chair paid in the amount of $625 at the end of each quarter served on our Board;

  •
  a per Board meeting attendance fee of $1,000 whether attended in person or by phone; and

  •
  a per committee meeting attendance fee of $1,000 whether attended in person or by phone if the meeting is not within 24 hours of a board meeting.

        Under the current terms of the plan, only independent directors receive fees or option grants for services as a director. All directors were reimbursed in 2003 for reasonable expenses incurred in attending meetings.

        Subject to approval of Proposal 2 at this Annual Meeting of Shareholders, the initial director option grant will be increased to cover 15,000 shares of our common stock and the annual refresher grant will be increased to cover 7,500 shares of our common stock. In addition, upon approval, all non-employee directors will receive option grants, regardless of whether they are deemed independent.

PROPOSAL NO. 2
AMENDMENT TO 1995 STOCK INCENTIVE PLAN

        We maintain our 1995 Stock Incentive Plan for the benefit of our employees, officers and directors and others who provide services to FEI. The Board believes the availability of stock incentives is an important factor in our ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of FEI.

        We propose to amend the 1995 Stock Incentive Plan (i) to increase the number of shares of our common stock reserved for issuance under the plan from 6,000,000 to 7,000,000; (ii) to increase the number of shares automatically granted to directors under the plan and (iii) to permit all non-employee directors to receive automatic stock option grants under the plan.

        As of March 22, 2004, out of a total of 6,000,000 shares reserved for issuance under the plan, only 794,806 shares remained available for future grant. The Board believes additional shares will be needed under the plan to provide appropriate incentives to employees, officers and directors. Accordingly, on January 28, 2004, the Board approved an amendment to the plan, subject to shareholder approval, to (i) reserve an additional 1,000,000 shares for issuance under the plan; (ii) increase the number of shares covered by options granted to independent directors upon joining the Board to 15,000 from 5,000, to increase the number of shares covered by options granted annually to independent directors to 7,500 from 3,000; and (iii) to permit all non-employee directors to participate in the plan's automatic grant program. Accordingly, the total number of shares reserved for issuance under the plan would be increased from 6,000,000 to 7,000,000 shares.

        Key provisions of the plan are described below and the entire plan, marked to show the proposed amendments, is attached as Appendix B hereto. We urge you to carefully read the amendments to the plan.

Description of the 1995 Stock Incentive Plan

Eligibility

        All employees, officers and directors of FEI and its subsidiaries, approximately 1,500 persons in total, are eligible to participate in the plan. Non-employee agents, consultants, advisors, persons involved in the sale or distribution of FEI's products and independent contractors of FEI or any subsidiary also are eligible to participate in the plan.

Administration

        Our Board is authorized to administer the plan and may promulgate rules and regulations for the operation of the plan. The Board has delegated authority to administer the plan to the Compensation Committee. Only our Board, however, may amend, modify or terminate the plan.

Term of Plan

        The plan will continue until all shares available for issuance under the plan have been issued and all restrictions on such shares have lapsed. Our Board may suspend or terminate the plan at any time.

Stock Options

        The Compensation Committee determines:

  •
  the persons to whom options are granted;

  •
  the option price;

  •
  the number of shares to be covered by each option;

  •
  the term of each option;

  •
  the times at which options may be exercised; and

  •
  whether the option is an incentive stock option or a nonqualified stock option.

        If an option is an incentive stock option, the option price cannot be less than the fair market value of our common stock on the date of grant. If an optionee at the time of grant of an incentive stock option owns stock representing more than 10% of our combined voting power, the option price may not be less than 110% of the fair market value of our common stock on the date of grant. In addition, the plan limits the amount of incentive stock options that may become exercisable under the plan in any year to $100,000 per optionee, based on the fair market value of the stock on the date of grant. No monetary consideration is paid to us upon the granting of options. Currently, no employee may be granted options or stock appreciation rights under the plan for more than 250,000 shares in connection with the hiring of the employee or 250,000 shares in any subsequent year.

        Options granted under the plan generally continue in effect for the term fixed by the Compensation Committee, except that incentive stock options are not exercisable after the expiration of 10 years from the date of grant. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. Options are nontransferable except on the death of a holder. Options may be exercised only while an optionee is employed by FEI or a subsidiary or within twelve months following termination of employment by reason of death or disability or thirty days following termination for any other reason. In the event of the death of an optionee, all outstanding options held by the optionee will become fully vested. The Compensation Committee may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number of shares underlying the option. The purchase price for each share purchased on the exercise of options must be paid in:

  •
  cash, including cash that may be the proceeds of a loan from us;

  •
  shares of our common stock valued at fair market value;

  •
  restricted stock;

  •
  performance units or other contingent awards denominated in either stock or cash;

  •
  deferred compensation credits; or

  •
  other forms of consideration, as determined by the Compensation Committee.

        Upon exercise of an option, the number of shares subject to the option and the number of shares available under the plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

Stock Option Grants to Independent Directors

        Each individual who is an independent director receives a non-statutory option to purchase 5,000 shares of our common stock when the individual becomes a director. In addition, each independent director is automatically granted an annual non-discretionary, non-statutory option to purchase 3,000 shares of our common stock on the date of our Board meeting which directly follows the Annual Meeting of Shareholders. These amounts will increase to 15,000 and 7,500, respectively, if this proposal is approved by the shareholders. All director options vest as to 2.78% per month, with full vesting occurring on the third anniversary of the grant date.

Stock Appreciation Rights

        Stock appreciation rights ("SARs") may be granted under the plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the plan. A SAR gives the holder the right to payment from us of an amount equal in value to the excess of the fair market value on the date of exercise of a share of our common stock over its fair market value on the date of grant or, if granted in connection with an option, the option price per share under the option to which the SAR relates.

        A SAR is exercisable only at the time or times established by the Compensation Committee. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by us upon exercise of a SAR may be made in:

  •
  our common stock valued at its fair market value;

  •
  cash; or

  •
  partly in stock and partly in cash, as determined by the Compensation Committee.

        The Compensation Committee may withdraw any SAR granted under the plan at any time and may impose any condition upon the exercise of a SAR. The Compensation Committee also may adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the plan.

        The existence of SARs, as well as the bonus rights described below, would require charges to income over the life of the right based on the amount of appreciation, if any, in the market value of our common stock over the exercise price of shares subject to exercisable SARs or bonus rights.

Stock Bonus Awards

        The Compensation Committee may award shares of our common stock as a stock bonus under the plan. The Compensation Committee may determine the persons who receive such awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Compensation Committee at the time the stock is awarded.

Restricted Stock

        We may issue restricted stock in amounts, and for consideration, subject to restrictions and on terms determined by the Compensation Committee.

Cash Bonus Rights

        The Compensation Committee may grant cash bonus rights under the plan in connection with:

  •
  options granted or previously granted;

  •
  SARs granted or previously granted;

  •
  stock bonuses awarded or previously awarded; and

  •
  shares sold or previously sold under the plan.

        Bonus rights may be used to provide cash to employees for the payment of taxes in connection with awards under the plan.

Performance Units

        The Compensation Committee may grant performance units consisting of monetary units that may be earned in whole or in part if we achieve goals established by the Compensation Committee over a designated period of time not to exceed 10 years. Payment of an award earned may be in cash or stock or both and may be made when earned, or vested and deferred, as the Compensation Committee determines. No performance units have been granted under the plan.

Foreign Qualified Grants

        Awards under the plan may be granted to eligible persons residing in foreign jurisdictions. The Compensation Committee may adopt supplements to the plan required to comply with the applicable laws of foreign jurisdictions and to afford participants favorable treatment under those laws, but no award may be granted under any supplement with terms that are more beneficial to the participants than the terms permitted by the plan.

Changes in Capital Structure

        If shares of our outstanding common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of FEI or of another corporation by reason of any recapitalization, stock split or other specified transactions, the Compensation Committee will make appropriate adjustment to the number and kind of shares available for awards under the plan. If we are a party to a merger, consolidation or plan of exchange or we sell all or substantially all of our assets, the Compensation Committee may select one of the following alternatives for treating outstanding options under the plan:

  •
  outstanding options will remain in effect in accordance with their terms;

  •
  outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the transaction; or

  •
  a 30-day period before the completion of the transaction will be provided during which outstanding options will be exercisable to the extent exercisable and, upon the expiration of the 30-day period, all unexercised options immediately will terminate.

        The Compensation Committee may accelerate the exercisability of options so that they are exercisable in full during the 30-day period. If FEI is dissolved, options will be treated as described in the third alternative listed above.

New Plan Benefits

        The number of options, SARs or restricted stock grants that an employee or consultant may receive under the plan is at the discretion of the Compensation Committee and, therefore, cannot be determined in advance. The following table sets forth the aggregate number of shares subject to options granted to the named executive officers, directors and certain other persons or groups of people under the plan from January 1, 2004 through March 22, 2004.

Name and Position	Option Shares(1)
Vahé A. Sarkissian, Chairman, President and Chief Executive Officer	—
John M. Lindquist	—
Michel Epsztein	—
John A. Doherty	—
Steven D. Berger	—
Dr. Michael J. Attardo, Director	—
Wilfred J. Corrigan, Director	—
Thomas F. Kelly, Director	—
Dr. William W. Lattin, Director	—
Jan C. Lobbezoo, Director	—
Dr. Gerhard Parker, Director	—
James T. Richardson, Director	—
Donald R. VanLuvanee, Director	—
All Current Executive Officers as a Group (10 people)	200,000
All Non-Executive Officer Directors as a Group (8 people)	—
All Non-Executive Officer Employees as a Group (approximately 1,500 people)	91,900

(1)
Options covering a total of 291,900 shares of our common stock were granted between January 1, 2004 and March 22, 2004 under the plan at an average exercise price of $22.35 per share. The exercise price is equal to the fair market value of our common stock on the date of grant.

Tax Consequences

        Some options authorized to be granted under the plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law now in effect, an optionee will recognize no income upon grant or upon a proper exercise of the incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of the disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. We will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. On any disqualifying disposition by an employee, we generally will be entitled to a deduction to the extent the employee realized ordinary income.

        Other awards authorized to be granted under the plan are nonqualified stock options and stock appreciation rights (individually, a "SAR"). Under federal income tax law now in effect, no income is realized by the grantee of a nonqualified stock option or SAR until the option or right is exercised. At the time of exercise of a nonqualified stock option or SAR, the optionee will realize ordinary compensation income and we generally will be entitled to a deduction in an amount by which the market value of the shares (and any cash) subject to the option or right at the time of exercise exceeds the exercise price. We are required to withhold taxes from the income amount for employees. On the sale of shares acquired upon exercise of a nonqualified stock option or SAR, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable as capital gains income.

        An employee who receives stock in connection with the performance of services generally will realize taxable income at the time of receipt unless the shares are substantially unvested for purposes of section 83 of the Internal Revenue Code and no section 83(b) election is made. For shares that are unvested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee makes an election under section 83(b) within 30 days after the original transfer. We generally will be entitled to a tax deduction in an amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. We are required to withhold employment taxes from the income amount. A participant who receives a cash bonus right or performance unit under the plan generally will recognize income equal to the amount of the cash bonus or the fair market value of stock paid at the time of receipt. We generally will be entitled to a deduction equal to the income recognized by such participant.

        Section 162(m) of the Internal Revenue Code limits the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year to $1,000,000 per person. Under regulations of the Internal Revenue Service, compensation received through the exercise of an option or a SAR is not subject to the $1,000,000 limit if the option or SAR and the plan under which they were granted meet certain requirements. One such requirement is to obtain shareholder approval at least once every five years of the per-employee limits on the number of shares for which options and SARs may be granted. Other such requirements are that the option or SAR be granted by a committee of at least two outside, non-employee directors and that the exercise price of the option or SAR be not less than fair market value of our common stock on the date of grant.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board recommends that the shareholders vote FOR the amendments to the FEI 1995 Stock Incentive Plan.

PROPOSAL NO. 3
AMENDMENT TO EMPLOYEE SHARE PURCHASE PLAN

        We maintain an employee share purchase plan for the benefit of our employees. The Board believes the availability of stock incentives is an important factor in our ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on our behalf. We propose to amend the FEI Employee Share Purchase Plan to increase the number of shares of FEI common stock reserved for issuance under the plan from 950,000 to 1,450,000.

        As of March 22, 2004, out of a total of 950,000 shares reserved for issuance under the plan, approximately 200 shares remained available for purchase. The Board believes additional shares are needed under the plan to provide appropriate incentives to employees. Accordingly, on March 10, 2004 the Board approved an amendment to the plan, subject to shareholder approval, to reserve an additional 500,000 shares for the plan, thus increasing the total number of shares reserved for issuance under the plan from 950,000 to 1,450,000 shares.

        Key provisions of the employee share purchase plan are described below.

Description of the Employee Share Purchase Plan

Eligibility

        Except as described below, all full-time employees, including employees who are officers or directors, are eligible to participate in the plan. Any employee who owns or would be deemed to own five percent or more of the voting power or value of all classes of our stock is ineligible to participate in the plan.

Plan Offerings and Purchase of Shares

        Offering periods are 12 months long and commence on or about March 1 and September 1 of each year and end on the last day of the following February and August, respectively. On the first trading day of each offering period, known as the "offering date," each eligible employee is automatically granted an option to purchase shares of our common stock to be automatically exercised on the last trading day of each of the two six-month purchase periods comprising an offering period. The last trading day of a purchase period is known as a "purchase date." No option will permit an employee to purchase more than 1,000 shares or permit an employee's right to purchase shares under the plan to accrue at a rate that exceeds $25,000 of fair market value (determined at the offering date) for each calendar year that the option is outstanding. Each eligible employee may elect to participate in the plan by filing a subscription and payroll deduction authorization. Shares may be purchased under the plan only through payroll deductions of not more than 15 percent of an employee's base pay plus commissions. On the purchase date the amounts withheld will be applied to purchase our shares for the employee. The purchase price will be the lesser of 85 percent of the closing market price of our common stock on the offering date or on the purchase date. An employee may terminate participation in the plan by written notice to us at least 10 days before the purchase date. The employee will then receive all funds withheld from his or her pay and not yet used to purchase shares. No interest will be paid on funds withheld from employees unless otherwise determined by the Board. An employee may reinstate participation in the plan, but only after the first purchase date following termination. The rights of employees under the plan are not transferable.

Automatic Withdrawal from an Offering Period

        If the fair market value of a share of our common stock on a purchase date other than the final purchase date of an offering period is less than the fair market value of a share of our common stock on the offering date of the offering period, every participant will be (a) automatically withdrawn from that offering period at the close of the purchase date and after the acquisition of shares of our common stock for the purchase period and (b) enrolled in the offering period commencing on the first business day following that purchase date. A participant may elect not to be automatically withdrawn from an offering period by written notice to us.

Administration

        The plan is administered by the Compensation Committee. The Compensation Committee may change the duration of the offering periods or the purchase periods (except that no offering period may have a duration exceeding 27 months), promulgate rules and regulations for the operation of the plan, adopt forms for use in connection with the plan, decide any question of interpretation of the plan or rights arising under the plan and generally supervise the administration of the plan. We pay all expenses of the plan other than commissions on sales of shares for employees' accounts by the custodian.

Custodian

        An independent custodian maintains the records under the plan. Shares purchased by employees under the plan are delivered to and held by the custodian on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold or transferred into the employee's own name and delivered to the employee.

Amendments

        Our Board may amend the plan, except that the plan may not be amended to increase the number of reserved shares or decrease the purchase price of shares without the approval of the shareholders. Our Board may terminate the plan at any time, except that termination will not affect options outstanding under the Employee Share Purchase Plan.

Tax Consequences

        The plan is intended to qualify as an "employee purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under the code, employees will not recognize taxable income or gain with respect to shares purchased under the plan either at the offering date or at a purchase date.

Disposition of shares more than two years after an offering date

        If a current or former employee disposes of shares purchased under the plan more than two years after the offering date, or in the event of the employee's death at any time, the employee or the employee's estate will be required to report as ordinary compensation income for the taxable year of disposition or death an amount equal to the lesser of:

  •
  the excess of the fair market value of the shares at the time of disposition or death over the purchase price; or

  •
  15 percent of the fair market value of the shares on the offering date.

        In the case of such a disposition or death, we will not be entitled to any deduction from income. Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. If the disposition is by gift, the employee will not be taxed on any gain in excess of the amount treated as ordinary compensation income, and for the purpose of determining gain or loss on a subsequent disposition, the recipient of the gift will be treated as having purchased the shares for the price paid by the employee plus the amount treated as ordinary compensation to the employee as a result of the gift.

Disposition of shares within two years of an offering date

        If an employee disposes of shares purchased under the plan within two years after the offering date, the employee will be required to report the excess of the fair market value of the shares on the purchase date over the purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the purchase date and the disposition price will be capital gain or loss. If the disposition is by gift, the employee will not be taxed on any gain in excess of the amount treated as ordinary compensation income, and for the purpose of determining gain or loss on a subsequent disposition, the recipient of the gift shares will be treated as having purchased the shares at their fair market value on the purchase date. In the event of a disposition within two years after the offering date, we will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income. Under the terms of the plan, participants are required to pay to us any amounts necessary to satisfy any tax withholding determined by us to be required in connection with either the purchase or sale of shares acquired under the plan.

New Plan Benefits

        The number of shares purchased under the plan by the named executive officers, directors and certain other persons or groups of people from January 1, 2004 through March 22, 2004 are as follows:

Name and Position	Shares(1)
Vahé A. Sarkissian, Chairman, President and Chief Executive Officer	—
John M. Lindquist	—
Michel Epsztein	30
John A. Doherty	—
Steven D. Berger	32
Dr. Michael J. Attardo, Director	—
Wilfred J. Corrigan, Director	—
Thomas F. Kelly, Director	—
Dr. William W. Lattin, Director	—
Jan C. Lobbezoo, Director	—
Dr. Gerhard Parker, Director	—
James T. Richardson, Director	—
Donald R. VanLuvanee, Director	—
All Current Executive Officers as a Group (10 people)	158
All Non-Executive Officer Directors as a Group (8 people)	—
All Non-Executive Officer Employees as a Group (approximately 1,500 people)	39,998

(1)
A total of 40,156 shares of our common stock were purchased between January 1, 2004 and March 22, 2004 under the plan at an average price of $13.71 per share.

Recommendation of the Board

        The Board recommends that the shareholders vote FOR the amendment to the FEI Employee Share Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains certain information regarding the beneficial ownership as of March 1, 2004 of our common stock by (i) each person who owns beneficially more than 5% of the outstanding shares of our common stock; (ii) each director of FEI; (iii) each executive officer of FEI named in the summary compensation table; and (iv) all current executive officers and directors as a group. This information is based on information received from or on behalf of the named individuals.

	Common Stock(1)
Shareholder	Number of Shares(2)	Percent of Shares Outstanding
Philips Business Electronics International B.V. Building VP-1, PO Box 218 5600 MD Eindhoven The Netherlands	8,391,571	25.3%
FMR Corp.(3) 82 Devonshire Street Boston, Massachusetts 02109	3,640,025	11.0%
Capital Group International, Inc.(4) 11100 Santa Monica Blvd. Los Angeles, CA 90025	2,578,410	7.8%
Mazama Capital Management, Inc.(5) One S.W. Columbia Street, Suite 1500 Portland, Oregon 97258	2,070,408	6.2%
Jan C. Lobbezoo(6)	8,391,571	25.3%
Vahé A. Sarkissian	659,024	2.0%
John A. Doherty	138,350	*
John M. Lindquist	78,052	*
Steven D. Berger	62,182	*
Michel Epsztein	52,767	*
William W. Lattin	22,639	*
Donald R. VanLuvanee	21,833	*
Gerhard Parker(7)	17,417	*
Michael J. Attardo	16,750	*
Wilfred J. Corrigan	4,111	*
James T. Richardson	1,250	*
Thomas F. Kelly	972	*
All current executive officers and directors as a group (18 persons)(8)	9,697,931	28.3%

*
Less than one percent

1.
Applicable percentage of ownership is based on 33,221,079 shares of common stock outstanding as of March 1, 2004. Beneficial ownership is determined in accordance with the rules of the SEC, and is based on voting and investment power with respect to shares. Shares of common stock subject to options that are exercisable currently or within 60 days after March 1, 2004 are deemed outstanding for purposes of computing the percentage ownership of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, to the best of our knowledge, each of the persons named above has sole voting and dispositive power with respect to all shares shown as being beneficially owned by them.

2.
Includes shares of common stock subject to options exercisable within 60 days after March 1, 2004 as follows:

Name	Number of Options
Vahé A. Sarkissian	480,380
John A. Doherty	75,750
John M. Lindquist	78,051
Steven D. Berger	48,929
Michel Epsztein	52,500
William W. Lattin	20,639
Donald R. VanLuvanee	21,833
Gerhard Parker	7,417
Michael J. Attardo	16,750
Wilfred J. Corrigan	4,111
James T. Richardson	1,250
Thomas Kelly	972
All current executive officers and directors as a group	1,027,832

3.
FMR Corp. is a parent holding company and does not have voting power with respect to any of the 3,640,025 shares held. Fidelity Growth Company Fund, in its capacity as an investment advisor, is deemed to be the beneficial owner of the 3,640,025 shares.

  Members of Edward C. Johnson III's family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Abigail P. Johnson, a Director of FMR Corp., owns 24.5% and Edward C. Johnson 3rd, Chairman of FMR Corp., owns 12.0% of the Class B shares. The Johnson family and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.

4.
Capital Group International, Inc. ("CGII") is a parent holding company of a group of investment management companies and has sole voting power with respect to 1,765,610 of the 2,578,410 shares beneficially held. Capital Guardian Trust Company, a bank, is deemed to be the beneficial owner of 2,485,610 shares owned by CGII.

5.
Mazama Capital Management, Inc., an investment advisor, has sole voting power with respect to 1,073,600 of the 2,070,408 shares held.

6.
Represents shares owned by Philips Business Electronics International B.V., for which beneficial ownership has been disclaimed by Mr. Lobbezoo.

7.
Includes 7,500 shares held by Mr. Parker in the Parker Family Living Trust.

8.
Includes 8,391,571 shares owned by Philips Business Electronics International B.V., for which beneficial ownership has been disclaimed by Mr. Lobbezoo and 7,500 shares held by Mr. Parker in the Parker Family Living Trust.

SECURITIES AUTHORIZED FOR ISSUANCE

        The following table summarizes equity securities authorized for issuance as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by shareholders	4,141,327	$19.95	1,169,261
Equity compensation plans not approved by shareholders	—	—	—

Total	4,141,327	$19.95	1,169,261

CODE OF ETHICS

        We adopted a Code of Business Conduct and Ethics ("Code of Ethics") that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. We have filed a copy of our Code of Ethics as exhibit 14 to our Annual Report on Form 10-K for our fiscal year ended December 31, 2003 and it is also available, free of charge, on our website at www.feicompany.com. We will provide, free of charge to any person, a copy of our Code of Ethics. Requests should be sent to: Secretary, FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793.

EXECUTIVE OFFICERS

        The following table identifies our current executive officers, the positions they hold, and the year in which they began serving as an executive officer. Our executive officers are appointed by the Board annually to hold office until their successors are elected and qualified or their earlier death, resignation or removal.

Name	Age	Current Position(s) with Company	Officer Since
Vahé A. Sarkissian	61	Chairman of the Board, President and Chief Executive Officer	1998
Steven D. Berger	45	Executive Vice President and Chief Operating Officer	1999
John A. Doherty	58	Senior Vice President, Worldwide Sales	1999
Michel Epsztein	53	Senior Vice President and General Manager Microelectronics Product Group	2001
Rob H. J. Fastenau	50	Senior Vice President and General Manager, Electron Optics Products Division	1997
Robert S. Gregg	50	Executive Vice President and Chief Financial Officer	2004
Jim D. Higgs	53	Senior Vice President, Human Resources	1997
John M. Lindquist	43	Senior Vice President, Corporate Marketing	1998
Stephen F. Loughlin	53	Vice President of Corporate Finance	2001
Bradley J. Thies	43	Vice President, General Counsel and Secretary	2001

        For biographical information for Vahé A. Sarkissian, see "Election of Directors" above.

        Steven D. Berger was appointed as our Executive Vice President and Chief Operating Officer in May 2003. From August 2002 to May 2003, he served as our Senior Vice President and Chief Technology Officer. Mr. Berger joined us via the Micrion merger in August 1999 as Vice President and

Peabody Site Manager. Mr. Berger joined Micrion in 1997 as Vice President. Mr. Berger earned his B.S. degree in physics from the University of Salford and his Ph.D. degree in electron microscopy from the Cavendish Laboratory at Cambridge University.

        John A. Doherty became our Senior Vice President of Worldwide Sales in October 2001. Mr. Doherty joined us in August 1999 as Vice President and General Manager for the Asia Pacific Region Sales and Service Division. From 1984 to August 1999, Mr. Doherty was a founder and Senior Vice President of Sales and Marketing for Micrion Corporation, a manufacturer of equipment used in the semiconductor manufacturing and processing business that merged with FEI in August 1999. Mr. Doherty holds B.S. and M.S. degrees in electrical engineering from Rensselaer Polytechnic Institute.

        Michel Epsztein became Senior Vice President and General Manager of our Microelectronics Product Group in June 2002. Mr. Epsztein joined us in April 2001 and served as Senior Vice President of our Circuit Edit and Mask Repair Group (a part of the Microelectronics Product Group) from that time until assuming his present responsibilities. From 1998 to 2001, Mr. Epsztein was President of the Vanguard division of Robotic Vision Systems, Inc., a semiconductor business involved with Ball Grid Array assembly equipment. Mr. Epsztein has an MSEE degree from the National Upper School for Aeronautics and Space in Toulouse, France.

        Rob H. J. Fastenau became Senior Vice President and General Manager of our Electron Optics Product Division in January 2001. He joined Philips Electron Optics Division, which we subsequently acquired, in October 1995 as Director of Research and Development. He became our Senior Vice President of Research and Development in February 1997 and served in that role until January 2001. Mr. Fastenau holds M.S. and Ph.D. degrees in technical physics from Delft University.

        Robert S. Gregg joined us as Executive Vice President and Chief Financial Officer in January 2004. From 2002 until joining us, Mr. Gregg was a founding member of a semiconductor start-up company, Symbian. From 1999 through 2002, Mr. Gregg was President and Chief Executive Officer of Unicru, Inc., a leading provider of hiring management software systems. Prior to this, Mr. Gregg served as the Chief Financial Officer at Sequent Computer Systems, Inc., a global computer company, for 16 years. Mr. Gregg holds a B.S. degree from the University of Oregon.

        Jim D. Higgs joined us as Senior Vice President of Human Resources in November 1997. Prior to joining us, Mr. Higgs was the Oregon Site Management Director of Synopsys, Inc., a leading supplier of electronic design automation software to the global electronics industry, and, prior to its merger into Synopsys, the Vice President of Human Resources for Logic Modeling. Mr. Higgs holds B.S. degrees in business, psychology and physics from the University of Oregon.

        John M. Lindquist became our Senior Vice President, Corporate Marketing in June 2002. From May 2000 until June 2002, Mr. Lindquist was Senior Vice President and General Manager, Microelectronics Product Group. Mr. Lindquist joined us in 1989 as an applications scientist. He has held several positions in the management of marketing and product development, and most recently held the position of Vice President of Marketing from 1998 to 2000. Mr. Lindquist received his Ph.D. degree in chemistry from the University of California, and a B.S. degree in chemistry from the University of Puget Sound.

        Stephen F. Loughlin joined us as Controller and Vice President of Corporate Finance in July 2001 and was named Acting Chief Financial Officer in December 2001. From April 1999 through June 2001, he served as Vice President of Finance and Chief Financial Officer for RadiSys Corporation, a provider of communications systems components. He spent the previous nine years at Sequent Computer Systems, Inc., a manufacturer and provider of information technology solutions, as Vice President and Controller. Mr. Loughlin holds a B.S. degree in accounting from Boston College.

        Bradley J. Thies rejoined us as Vice President, General Counsel and Secretary in April 2001. He had previously served as our General Counsel and Secretary from February 1999 to April 2000. From April 2000 to April 2001, Mr. Thies was General Counsel of WebTrends Corporation, an enterprise software company that developed, marketed and sold website monitoring and analytics software. From February 1998 through February 1999, Mr. Thies was General Counsel of DataWorks Corporation, a company that developed, marketed and sold enterprise resource planning software to medium sized businesses. Mr. Thies holds a B.A. degree in political science and history from Willamette University and a J.D. degree from Columbia Law School.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth, with respect to the last three years, all compensation earned by our chief executive officer and our four most highly compensated executive officers other than the chief executive officer during 2003.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)		Securities Underlying Options(#)	All Other Compensation ($)
Vahé A. Sarkissian(2) Chairman, President and Chief Executive Officer	2003 2002 2001	$483,846 455,000 410,000	$99,662 230,269 734,100	$	— — —	250,000 125,000 150,000	$146,676 132,920 125,255
John M. Lindquist Senior Vice President, Corporate Marketing and Strategic Planning	2003 2002 2001	210,000 210,000 196,346	18,480 37,473 134,250		— — —	28,000 25,000 25,000	— — —
Michel Epsztein(3) Senior Vice President and General Manager, Microelectronics Product Group	2003 2002 2001	210,000 200,384 138,461	18,480 36,973 113,425		10,000 20,000 20,000	35,000 20,000 50,000	— — —
John A. Doherty(4) Senior Vice President Worldwide Sales	2003 2002 2001	216,154 200,000 164,519	24,750 36,973 96,750		67,937 50,403 85,503	40,000 20,000 25,000	— — 98,544
Steven D. Berger(5) Executive Vice President and Chief Operating Officer	2003 2002 2001	209,250 177,308 163,077	22,770 94,200 76,000		— — —	59,000 25,000 20,000	91,196 — —

(1)
Amounts paid were awarded under our management bonus plan.

(2)
All Other Compensation for Mr. Sarkissian in 2003 represents reimbursement of housing expenses and associated taxes of $60,110 and forgiveness of loans pursuant to Mr. Sarkissian's previously executed Employment Agreement of $86,566.

(3)
Other Annual Compensation for Mr. Epsztein represents a hiring bonus, which was paid over three years from 2001 through 2003.

(4)
Other Annual Compensation for Mr. Doherty represents sales commissions earned. All Other Compensation for Mr. Doherty in 2001 represents rent and other housing and cost of living expenses for housing in Japan.

(5)
All Other Compensation for Mr. Berger represents the payment of relocation expenses.

Stock Option Grants in Last Fiscal Year

        The following table contains information concerning the grant of stock options to the persons named in the summary compensation table in 2003.

Individual Grants(1)
Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price ($/Sh.)	Expiration Date
						5%	10%
Vahé A. Sarkissian	160,000 40,000 50,000	10.7 2.7 3.4	% % %	$15.30 16.57 18.00	01/24/13 04/17/13 05/15/13	$1,539,534 416,831 566,005	$3,901,481 1,056,333 1,434,368
John A. Doherty	20,000 20,000	1.3 1.3	% %	15.30 16.57	01/24/13 04/17/13	192,441 208,416	487,685 528,166
Michel Epsztein	25,000 10,000	1.7 0.7	% %	15.30 16.57	01/24/13 04/17/13	240,553 104,208	609,607 264,083
John M. Lindquist	20,000 8,000	1.3 0.5	% %	15.30 16.57	01/24/13 04/17/13	192,441 83,366	487,685 211,267
Steven D. Berger	24,000 35,000	1.6 2.3	% %	15.30 16.57	01/24/13 04/17/13	230,930 364,727	585,222 924,291

(1)
Options granted in 2003 vest as to 25% on each of the first through fourth anniversaries of the grant date.

(2)
These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the SEC requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of our business and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information concerning unexercised options held as of December 31, 2003 with respect to the people named in the 2003 summary compensation table. None of these people exercised any options during 2003.

	Number of Securities Underlying Unexercised Options At FY-End		Value of Unexercised In-The-Money Options At FY-End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Vahé A. Sarkissian	385,630	438,750	$3,468,307	$1,614,200
John A. Doherty	57,500	67,500	608,760	262,600
Michel Epsztein	30,000	75,000	38,500	277,800
John M. Lindquist	82,051	63,250	868,968	211,190
Steven D. Berger	26,529	89,750	133,147	390,350

(1)
Market value of the underlying securities is based upon the closing price of our common stock on the Nasdaq National Market on December 31, 2003 of $22.50 per share, minus exercise price of the unexercised options.

EMPLOYMENT ARRANGEMENTS AND EXECUTIVE SEVERANCE AGREEMENTS

CEO Employment Arrangements

        Upon his employment in 1998, Mr. Sarkissian's employment agreement provided for an initial grant of 50,000 shares of our common stock, options to purchase 49,380 shares of our common stock and a restricted stock purchase grant of 150,620 shares of our common stock, funded through a loan from FEI. A loan of $1,116,000 to Mr. Sarkissian was made in order to enable Mr. Sarkissian to purchase 150,620 restricted shares of our common stock. The loan originally was due on June 24, 2002 and bore interest at a rate of 5.58%. Effective June 25, 2002, our Board approved an amendment to the loan to extend the due date of the loan to June 25, 2005 and to increase the interest rate to 5.75%. Our repurchase right on these shares fully lapsed on June 25, 2003. At March 22, 2004, unpaid principal and interest related to this note totaled approximately $1.5 million.

        Mr. Sarkissian also received a loan of $166,174 on June 25, 1998, bearing interest at 5.58% per year, to cover his federal and state income tax liability for his 50,000 share stock bonus award. This loan was fully forgiven as of June 25, 2003.

CEO Severance Agreement

        We entered into an executive severance agreement with Mr. Sarkissian in February 2002. Under the terms of this agreement, Mr. Sarkissian is entitled to a severance payment in the event that his employment is terminated by us other than for cause, death or disability. Upon such termination, Mr. Sarkissian is entitled to a severance payment equal to three times his annual salary plus an amount equal to his target annual incentive for the year in which he is terminated, certain insurance benefits and accelerated vesting of his stock options and restricted stock awards. In the event Mr. Sarkissian's employment is terminated within 18 months following a change of control other than for cause, death or disability, or by Mr. Sarkissian for "good reason," he is entitled to the severance payments described above and a tax restoration payment equal to the amount of (i) any excise tax on the severance payments, (ii) any excise tax on the tax restoration payment and (iii) any federal, state and local income tax on the tax restoration payment. For purposes of these agreements, good reason generally means a material reduction in Mr. Sarkissian's responsibilities following a change of control, a reduction in his base salary immediately prior to a change of control that is not part of an across-the-board reduction affecting employees generally, relocation of Mr. Sarkissian more than 50 miles from the location of his office at the time of a change of control or a significant reduction in benefits available to him under the successor company's incentive or other employee benefit plans after a change of control compared to the total package of benefits as in effect prior to the change of control. Receipt of severance payments in any case is contingent upon execution of a release of claims by him. No such amounts are payable if Mr. Sarkissian's termination is due to death, normal retirement or voluntary action by Mr. Sarkissian (except for good reason following a change of control), termination for cause by us or permanent disability. In addition, no benefits are payable under the severance agreement if Mr. Sarkissian receives severance benefits under any other agreement with us. Mr. Sarkissian does, however, have the ability in such case to elect to receive the payments under this agreement in lieu of all benefits provided by all other such agreements.

Change of Control Agreements

        We also entered into executive severance agreements with our other named officers, Messrs. Doherty, Epsztein, Lindquist and Berger. Under the terms of these agreements, each executive officer is entitled to severance pay in the event his employment is terminated within 18 months following a change of control other than for cause, death or disability or by the officer for "good reason." For purposes of these agreements, good reason generally means a material reduction in the officer's responsibilities within 18 months following a change of control, a reduction in the officer's base salary in effect prior to the change of control that is not part of an across-the-board reduction affecting employees generally, relocation of the officer more than 50 miles from the location of his office at the time of a change of control or a significant reduction in benefits available to the officer under the successor company's incentive or other employee benefit plans after a change of control compared to the total package of benefits as in effect prior to the change of control. Upon such termination, the executive officer is entitled to a severance payment equal to two times his annual salary plus an amount equal to his target annual incentive for the year in which he is terminated, certain insurance benefits and accelerated vesting of the officer's stock options. Receipt of severance payments in any case is contingent upon execution of a release of claims by the officer. No such amounts are payable if the executive officer's termination is due to death, normal retirement or voluntary action by the officer (except for good reason following a change of control), termination for cause by us or permanent disability. In addition, no benefits are payable under the severance agreements if the officer receives severance benefits under any other agreement with us, unless the officer elects to receive payments under this agreement in lieu of all the benefits provided in all other such agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2003, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        This section shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of FEI under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

        Our Compensation Committee consists of three directors and, pursuant to authority delegated by the Board, determines and administers the compensation of our executive officers. William E. Curran, a member of the committee during 2003, is an Executive Vice President of Philips Medical, an affiliate of Philips, which owns approximately 25% of our common stock. See the section titled "Certain Relationships and Related Transactions—Transactions and Relationships Between FEI and Philips"

        In determining the compensation for the executive officers other than the president and chief executive officer, the Compensation Committee works closely with the chief executive officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers.

Compensation Principles

        Executive compensation is based on several general principles, which are summarized below:

  •
  provide competitive total compensation that enables us to attract and retain key executives;

  •
  link corporate and individual performance to compensation;

  •
  encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire our stock; and

  •
  reward initiative.

Compensation Components

        The primary components of our executive officer compensation are base salary, annual bonus arrangements and long-term incentive compensation in the form of stock options.

        Base Salary.    The Compensation Committee attempts to establish base salary levels for executive officers that are competitive with those established by companies of similar size in the technology industry. When determining salaries, the Compensation Committee also takes into account individual experience levels, job responsibility and individual performance. Each executive officer's salary is reviewed annually and increases to base salary are made to reflect competitive market increases and the individual factors described above.

        Management Bonus Plan.    In 2003, executive officers were eligible for payment of an annual bonus under a management bonus plan. Under this plan, a percentage of each participant's year-end base salary is multiplied by a factor based on company performance to determine the total amount available to be paid. Actual bonus payments to each participant are then determined based on a combination of company-wide and individual performance criteria. Based on these criteria, actual bonuses paid to the executive officers related to 2003 performance ranged from 7% to 20% of the individual's year-end base salary.

        Long-Term Incentives, Options and Restricted Stock.    Our primary long-term incentive compensation is through stock options. The Compensation Committee believes that the motivation of executive officers increases as the market value of FEI's common stock increases. Options and restricted stock grants reward executive officers and other key employees for performance that results in increases in the market price of FEI's common stock, which directly benefits all shareholders. In order to align the financial interests of executive officers and other key employees with those of the shareholders, stock options are granted on a periodic basis, taking into account, among other factors, the size and terms of previous grants of equity-based compensation and stock holdings. The option terms and conditions are consistent with those of similarly situated companies. The Compensation Committee administers the stock incentive plan and establishes awards of stock options to executive officers and other key employees.

        Benefits.    In 2003, executive officers were offered benefits that were substantially the same as those offered to all employees. These benefits included:

  •
  a 401(k) plan;

  •
  medical, dental and vision insurance;

  •
  an employee share purchase plan; and

  •
  life and disability insurance.

Compensation of President and Chief Executive Officer

        The principal components of compensation for our President and Chief Executive Officer, Vahé A. Sarkissian, in fiscal 2003 were: base salary in the amount of $483,846, a bonus of $99,662 paid under our management bonus plan and options to purchase 250,000 shares of common stock. Mr. Sarkissian's 2003 base salary includes a mid-year increase to compensate for the termination of a housing allowance. In 2003, we also paid compensation agreed to at the time Mr. Sarkissian commenced his employment, which included loan forgiveness of $86,566 for a loan provided to pay taxes on a previously granted share bonus and reimbursement of $60,110 of housing costs. The amounts for loan forgiveness and housing reimbursement included amounts to cover associated state and federal taxes.

        In determining compensation for Mr. Sarkissian for 2003, the Compensation Committee considered a number of factors, including:

  •
  new product introduction and marketing efforts;

  •
  financial performance of the company compared to peer companies;

  •
  attainment of certain financial performance goals;

  •
  building knowledge of FEI in the financial community; and

  •
  defining and implementing FEI's strategic objectives.

Tax Law Limits on Executive Compensation

        Internal Revenue Code section 162(m) limits the amount that we may deduct for compensation paid to any of our most highly compensated officers to $1,000,000 per person. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, in any year such exercise may cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is our current policy generally to grant options that meet those requirements although individual exceptions may occur.

        All aspects of executive compensation are subject to change at the discretion of the Compensation Committee. The Compensation Committee will monitor executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with annual and long-term strategic objectives.

Compensation Committee Members

Donald R. VanLuvanee, Chairman
William W. Lattin (member until July 2003)
Dr. Gerhard Parker (member since July 2003)
Wilfred J. Corrigan (member since January 2004)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Between FEI and Philips

        Philips currently owns approximately 25% of our common stock. The following summarizes the dollar amount of transactions with Philips in 2003 (in thousands):

Amounts Received from Philips	2003
Reimbursement by Philips of certain pension costs	$979

Amounts Paid to Philips
Subassemblies and other materials purchased from Philips	$16,638
Facilities leased from Philips	674
Various administrative, accounting, customs, export, human resources, import, information technology, logistics and other services provided by Philips	880
Research and development services provided by Philips	4,849

$23,041

        Current accounts with Philips represent accounts receivable and accounts payable between us and various Philips business units. Most of the current account transactions relate to deliveries of goods, materials and services. Current accounts with Philips consisted of the following at December 31, 2003 (in thousands):

Current accounts receivable	$266
Current accounts payable	(4,489)

Net current accounts with Philips	$(4,223)

Accurel

        Our President, Chief Executive Officer and Chairman of our Board owns a 50 percent interest in Accurel Systems International Corp. ("Accurel"), an analytical services provider to the semiconductor and data storage markets. We have sold equipment and related services and have provided certain other services to Accurel.

        During 2002, we sold three systems to Accurel for an aggregate of $3.2 million. In addition, we provide service to Accurel on these and other systems purchased by them. These transactions were reviewed and approved by our Board.

        The sale of a circuit edit tool to Accurel in the third quarter of 2002 for $1.1 million was cancelled and reversed from product sales in the second quarter of 2003. This resulted in a reduction of gross margin of $0.4 million in that quarter. The following information relates to the amounts due us from Accurel for the remaining two systems as of December 31, 2003:

	System 1	System 2
Amount remaining due (in thousands)	$1,438	$98
Final payment due	March 2006	August 2004
Interest rate	7.0%	6.5%
Current on payments	yes	yes

Atos Origin

        We purchase information technology consulting and other services from Atos Origin, a company which is partially owned by Philips. Services purchased from Atos Origin totaled $2.1 million in 2003, $2.5 million in 2002 and $2.8 million in 2001.

        In July 2003, we entered into a data processing and network management agreement with Atos Origin. Beginning in July 2003 and ending in June 2008, we are paying $60,000 per month for services. We paid Atos Origin a total of $0.4 million pursuant to this agreement during 2003.

Sales to Related Parties

        Accurel, LSI Logic and certain Philips business units purchase our products and services for their own use. Sales to Philips, Accurel and LSI Logic were as follows in 2003 (in thousands):

Product sales:
Accurel	$(1,050)
Philips	12

(1,038)
Service sales:
Accurel	306
LSI Logic	127
Philips	25

458

Total sales to related parties	$(580)

Stock Purchase Loan

        On June 25, 1998, we loaned our President, Chief Executive Officer and Chairman of our Board $1.1 million for the purchase of restricted stock. The loan was originally due June 25, 2002 and bore interest at a rate of 5.58%. Effective June 25, 2002, our Board approved an amendment to the loan to extend the due date of the loan to June 25, 2005 and to increase the interest rate to 5.75%. We recorded interest income on this loan totaling $389,000 in 2003.

INDEPENDENT AUDITORS

        Deloitte & Touche LLP has been appointed to serve as our independent auditors for 2004 and served as our independent auditors for 2003. Representatives of Deloitte & Touche are expected to attend the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The following fees were paid to Deloitte & Touche related to fiscal 2003 and 2002:

	2003	% pre-approved by Audit Committee	2002	% pre-approved by Audit Committee
Audit Fees	$1,105,113	100%	$898,234	100%
Audit Related Fees(1)	86,347	100%	525,266	100%
Tax Fees(2)	710,100	100%	733,904	100%
All Other Fees	—	—	—	—

	$1,901,560		$2,157,404

(1)
Consists of fees for consents and comfort letters in conjunction with our capital market financial transactions, the audit of our employee benefit plans, fees for statutory audits at our foreign subsidiaries and acquisition and other transactional related due diligence and accounting consultations.

(2)
Consists of corporate tax compliance assistance and other tax consulting.

Pre-Approval Policies

        All audit and non-audit services performed by Deloitte & Touche, and all audit services performed by other independent auditors, must be pre-approved by the Audit Committee. These services include, but are not limited to, the annual financial statement audit, statutory audits of our foreign subsidiaries, audits of employee benefit plans, tax compliance assistance and tax consulting and assistance. Deloitte & Touche may not perform any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including, but not limited to, any bookkeeping or related services, information systems consulting, internal audit outsourcing, legal services, and performing any management or human resources functions.

AUDIT COMMITTEE REPORT

        This section shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of FEI under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

        In accordance with the written charter adopted by the Board on January 28, 2004, a copy of which is provided with this proxy statement as Appendix A, the Audit Committee of the Board consists of three members and operates under such written charter.

Membership of the Audit Committee

        Until July 2003, the Audit Committee consisted of Michael J. Attardo, Jan C. Lobbezoo and Donald R. VanLuvanee. In July 2003, Mr. VanLuvanee ceased to serve on the Audit Committee and James T. Richardson (Chair) was added. On January 28, 2004, Mr. Lobbezoo ceased to serve on the Audit Committee and Thomas F. Kelly was added. Messrs Attardo, Richardson and Kelly have been determined by our Board to be independent according to SEC rules and the Nasdaq National Market's listing standards.

Audit Committee Financial Expert

        As required by the Sarbanes-Oxley Act of 2002, our Board has determined that two members of our Audit Committee, Messrs. Kelly and Richardson, have the qualifications to be "audit committee financial experts" as defined in the SEC's rules and regulations and also meet the standards of independence adopted by the SEC and Nasdaq for membership on an audit committee.

Role of the Audit Committee

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our responsibility is to monitor and review these processes. We are not professionally engaged in the practice of accounting or auditing, however, and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

        The Audit Committee held five meetings during 2003. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and FEI's independent auditors, Deloitte & Touche. We discussed with Deloitte & Touche the overall scope and plans for their audits. We met with Deloitte & Touche, with and without management present, to discuss the results of their examinations and their evaluations of FEI's internal controls.

        The purpose of the Audit Committee is to fulfill the Board's oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with laws and the maintenance of ethical standards and effective internal controls. During the meetings held in 2003, the Audit Committee reviewed and discussed, among other things:

  •
  results of the 2003 independent audit and review of the 2003 financial statements (audited and unaudited), Form 10-K and proxy statement;

  •
  issues regarding accounting, administrative and operating matters noted during the 2003 audit;

  •
  new requirements and responsibilities for audit committees;

  •
  FEI's significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies, including revenue recognition;

  •
  the quarterly and annual procedures performed by our independent auditors, Deloitte & Touche;

  •
  the quarterly consolidated financial statements and filings with the SEC; and

  •
  other matters concerning FEI's accounting, financial reporting and internal controls.

Review of FEI's Audited Financial Statements for the Fiscal Year Ended December 31, 2003

        At its January 28, 2004 meeting, the Audit Committee reviewed and discussed the 2003 financial statements with management and the independent auditors. Specifically, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and FEI, including the matters covered by the letter to FEI from the independent auditors required by Independence Standards Board Standard No. 1.

        In March 2004, the Audit Committee reviewed FEI's audited financial statements and footnotes for inclusion in FEI's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Based on this review and prior discussions with management and the independent auditors, the Audit Committee recommended to the Board that FEI's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

Audit Committee Members

James T. Richardson, Chairman (member since July 2003)
Michael J. Attardo
Thomas F. Kelly (member since January 2004)
Jan C. Lobbezoo (member until January 2004)
Donald R. VanLuvanee (member until July 2003)

STOCK PERFORMANCE GRAPH

        This section shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of FEI under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

        The SEC requires that public companies include in their proxy statements a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) FEI Company, (b) a broad-based equity market index and (c) an industry-specific index. The broad-based market index used is the Nasdaq Stock Market Total Return Index—U.S. and the industry-specific peer index used is the Nasdaq Non-Financial Index.

		Indexed Returns Year Ending
Company/Index	Base Period 12/31/98
		12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
FEI Company	$100.00	$203.28	$298.36	$413.25	$200.52	$295.08
Nasdaq U.S.	100.00	192.96	128.98	67.61	62.17	87.61
Nasdaq Non-Financial	100.00	200.28	124.31	102.73	68.87	104.46

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10 percent of the outstanding shares of our common stock ("10 percent shareholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To the best of our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from our directors and executive officers, our officers, directors and 10 percent shareholders complied with all applicable Section 16(a) filing requirements during 2003 except that Messrs. Doherty and Lindquist, both executive officers, each failed to timely file one Form 4 related to one sale of our common stock.

TRANSACTION OF OTHER BUSINESS

        As of the date of this proxy statement, the Board is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with the recommendation of management if any other matters do properly come before the meeting.

        Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors:
Vahé A. Sarkissian Chairman, President and Chief Executive Officer

Dated: April 14, 2004

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
FEI COMPANY
(as amended and restated on January 28, 2004)

PURPOSE

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of FEI Company (the "Company") shall be to oversee the Company's accounting and financial reporting processes, the audits of the Company's financial statements and the Company's system of internal controls.

        The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

MEMBERSHIP

        The Committee members will be nominated by, will be appointed by, and will serve at the discretion of, the Board. The Committee will consist of at least three (3) members of the Board who meet the following criteria (in each case to the extent that such requirements are effective from time to time):

1.
Each member will be an independent director in accordance with the rules of the Nasdaq National Market ("Nasdaq") and the rules of the Securities and Exchange Commission ("SEC");

2.
Each member will be able to read and understand fundamental financial statements in accordance with the rules of Nasdaq;

3.
Each member must not have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three (3) years; and

4.
At least one member will have financial sophistication in accordance with the rules of Nasdaq.

        The Board shall designate one member of the Committee as the Committee's Chairperson.

RESPONSIBILITIES AND AUTHORITY

        The responsibilities and authority of the Committee shall include:

Processes, Controls and Risk Management

1.
Reviewing periodically the Company's accounting and financial reporting processes and disclosure controls and processes, based on consultation with the Company's management and independent auditors;

2.
Reviewing periodically the adequacy and effectiveness of the Company's internal control policies and procedures, based on consultation with the Company's management and independent auditors;

3.
Reviewing the reports prepared by management, and attested to by the Company's independent auditors, assessing the adequacy and effectiveness of the Company's internal controls and procedures, prior to the inclusion of such reports in the Company's periodic filings as required under the rules of the SEC;

4.
Discussing guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with the Company's management and independent auditors;

Independent Auditors

5.
Appointing, compensating, retaining and overseeing the work and performance of (including retaining and terminating, and approving all engagement fees and terms of) any registered public accounting firm engaged for any audit, review or attest services; the independent auditors shall report directly to the Committee;

6.
Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC);

7.
Discussing with the Company's independent auditors the independent auditors' annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used, and any other matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

8.
Obtaining and reviewing at least annually a report by the Company's independent auditors describing:

•
The independent auditors' internal quality-control procedures;

•
Any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

•
A formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, as it may be modified or supplemented, and reviewing and discussing with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors; in this regard, the Committee shall recommend that the Board take appropriate action, if necessary, to ensure the independence of the auditors;

9.
Reviewing periodically with management and the Company's independent auditors:

•
The results of the annual audit of the Company, including any significant findings, comments or recommendations of the independent auditors together with management's responses thereto; and

•
Any significant changes in the Company's accounting principles or the methods of applying the Company's accounting principles;

10.
Reviewing periodically with the independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management;

SEC Reports and Other Disclosure

11.
Reviewing with:

•
Management and the Company's independent auditors, before release, the audited financial statements and unaudited interim financial statements; and

•
Management, before release, the Company's earnings announcements and Management's Discussion and Analysis (MD&A) in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q;

12.
Directing the Company's independent auditors to review, before filing with the SEC, the Company's interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

13.
Overseeing compliance with the disclosure requirements of the SEC, including disclosure of auditors' services and audit committee members, member qualifications and activities;

Other Responsibilities and Authority

14.
Establishing procedures for the receipt, retention and treatment of complaints (including confidential or anonymous submissions) received by the Company regarding accounting, internal accounting controls or auditing matters;

15.
Reviewing and approving all related party transactions in accordance with the rules of Nasdaq;

16.
Reviewing, approving and monitoring the Company's code of business conduct and ethics that applies to senior financial officers;

17.
Acting as the Company's Qualified Legal Compliance Committee ("QLCC") for the purposes of internal and external attorney reporting under SEC rules. The Committee also shall establish procedures for the confidential receipt, retention and consideration of any attorney report submitted to the QLCC;

18.
Reviewing the Committee's own charter, structure, processes and membership requirements; and

19.
Performing such other duties as may be requested by the Board.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

        The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibility with full access to all books, records, facilities and personnel of the Company.

        As appropriate, the Committee will obtain advice and assistance from outside legal, accounting or other advisors at the Company's expense. The Company will provide appropriate funding, as determined by the Committee, for the auditor, any independent advisors employed by the Committee and ordinary administrative expenses of the Committee.

MEETINGS

        The Committee will establish its own schedule and will meet at least quarterly.

        The Committee will meet separately with members of the Company's management and the Company's independent auditors at such times as the Committee deems appropriate.

        The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

MINUTES

        The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

        The Committee shall prepare all reports required to be included in the Company's filings with the SEC, pursuant to and in accordance with applicable rules of the SEC.

        The Committee also shall report regularly to the full Board, including with respect to any issues that arise with respect to the quality or integrity of the Company's financial statements, the effectiveness of the Company's internal controls or disclosure controls, the performance and independence of the Company's independent auditors, or any other issue that the Committee believes should be brought to the attention of the full Board. Such reports may be made orally or in writing.

COMPENSATION

        Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board. Such fees may include retainers or per meeting fees and shall be paid in such form of consideration as is determined by the Board.

        Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY

        The Committee may, to the extent permitted under applicable law, the rules of Nasdaq and the SEC, and the Company's Articles of Incorporation and Bylaws, delegate to one or more designated members of the Committee the authority:

1.
To approve audit and permissible non-audit services, provided that such matters are subsequently reviewed with the Committee at a scheduled meeting.

2.
To approve ordinary course, commercial transactions with related parties, provided that such matters are subsequently reviewed with the Committee at a scheduled meeting; and

3.
To approve such other matters as delegated by the Committee as appropriate from time to time.

APPENDIX B

FEI COMPANY
1995 STOCK INCENTIVE PLAN
As amended May 15, 2003

        1.    Purpose.    The purpose of this Stock Incentive Plan (the "Plan") is to enable FEI Company (the "Company") to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

        2.    Shares Subject to the Plan.    Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 7,000,000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

        3.    Effective Date and Duration of Plan.

          (a)    Effective Date.    The Plan shall become effective as of April 21, 1995. No option, stock appreciation right or performance unit granted under the Plan shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

          (b)    Duration.    The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

        4.    Administration.

          (a)    Board of Directors.    The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (b)    Committee.    The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 15 and (iii) that a Committee including officers of the Company shall not be permitted to grant options to persons who are officers of the Company.

        5.    Types of Awards; Eligibility.    The Board of Directors may, from time to time, take the following action, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance units as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 200,000 shares of Common Stock in connection with the hiring of the employee or 250,000 shares of Common Stock otherwise in each calendar year thereafter.

        6.    Option Grants.

          (a)    General Rules Relating to Options.

            (i)    Terms of Grant.    The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

            (ii)    Exercise of Options.    Except as provided in paragraph 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv) and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

            (iii)    Nontransferability.    Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

            (iv)    Termination of Employment or Service.

              (A)    General Rule.    Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

              (B)    Termination Because of Total Disability.    Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a medically determinable mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

              (C)    Termination Because of Death.    Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, for any portion of the option exercisable as of the date of death and any outstanding unvested portion of the option, which shall become fully vested and immediately exercisable as of the date of death, and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

              (D)    Amendment of Exercise Period Applicable to Termination.    The Board of Directors, at the time of grant or, with respect to an option that is not an Incentive Stock Option, at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

              (E)    Failure to Exercise Option.    To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

            (v)    Purchase of Shares.    Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company (provided that, with respect to an Incentive Stock Option, such loan is approved at the time of option grant)) or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the last trading day preceding the date the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made. With the consent of the Board of Directors (which, in the case of an Incentive Stock Option, shall be given only at the time of option grant), an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

          (b)    Incentive Stock Options.    Incentive Stock Options shall be subject to the following additional terms and conditions:

            (i)    Limitation on Amount of Grants.    No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under all incentive stock option plans (within the meaning of section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

            (ii)    Limitations on Grants to 10 Percent Shareholders.    An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b)(iv), of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

            (iii)    Duration of Options.    Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

            (iv)    Option Price.    The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or, if there has been no sale on that date, on the last preceding date on which a sale occurred or such other value of the Common Stock as shall be specified by the Board of Directors.

            (v)    Limitation on Time of Grant.    No Incentive Stock Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

            (vi)    Conversion of Incentive Stock Options.    The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

          (c)    Non-Statutory Stock Options.    Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in Section 6(a) above:

            (i)    Option Price.    The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

            (ii)    Duration of Options.    Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

        7.    Stock Bonuses.    The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient. The Board of

Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

        8.    Restricted Stock.    The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

        9.    Stock Appreciation Rights.

          (a)    Grant.    Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

          (b)    Exercise.

  (i)
  Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefore an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

  (ii)
  A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) the stock appreciation rights shall be exercisable only when the fair market value of the stock exceeds the option price of the related option; (3) the stock appreciation right shall be for no more than 100 percent of the excess of the fair market value of the stock at the time of exercise over the option price; (4) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (5) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

  (iii)
  The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

  (iv)
  For purposes of this paragraph 9, the fair market value of the Common Stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in paragraph 6(b)(iv).

  (v)
  No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

  (vi)
  Each stock appreciation right granted in connection with an Incentive Stock Option, and unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder.

  (vii)
  Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

  (viii)
  Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

        10.    Cash Bonus Rights.

          (a)    Grant.    The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

          (b)    Cash Bonus Rights in Connection With Options.    A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part if, in the sole discretion of the Board of Directors, the bonus right will result in a tax deduction that the Company has sufficient taxable income to use. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus, if any, shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus, if any, shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right, including a previously granted bonus right, may be changed from time to time at the sole discretion of the Board of Directors but shall in no event exceed 75 percent.

          (c)    Cash Bonus Rights in Connection With Stock Bonus.    A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (d)    Cash Bonus Rights in Connection With Stock Purchases.    A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (e)    Taxes.    The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

        11.    Performance Units.    The Board of Directors may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, but not in any event more than 10 years. The goals established by the Board of Directors may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Board of Directors. In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors. Payment of an award earned may be in cash or in Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines. Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors. Unless otherwise determined by the Board of Directors, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

        12.    Foreign Qualified Grants.    Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

        13.    Changes in Capital Structure.

          (a)    Stock Splits; Stock Dividends.    If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

          (b)    Mergers, Reorganizations, Etc.    In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

  (i)
  Outstanding options shall remain in effect in accordance with their terms.

  (ii)
  Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

  (iii)
  The Board of Directors shall provide a 30-day period prior to the consummation of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

          (c)    Dissolution of the Company.    In the event of the dissolution of the Company, options shall be treated in accordance with paragraph 13(b)(iii).

          (d)    Rights Issued by Another Corporation.    The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

        14.    Amendment of Plan.    The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9, 10 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

        15.    Approvals.    The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

        16.    Employment and Service Rights.    Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

        17.    Rights as a Shareholder.    The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

        18.    Option Grants to Non-Employee Directors.

          (a)    Initial Board Grants.    Each person who is a Non-Employee Director when the Plan is adopted or who becomes a Non-Employee Director thereafter shall be automatically granted an option to purchase 15,000 shares of Common Stock on the date the Plan is approved by the shareholders of the Company or when he or she becomes an Non-Employee Director. A "Non-Employee Director" is a director who is not an officer or employee of the Company or any of its subsidiaries.

          (b)    Additional Grants.    Each Non-Employee Director shall be automatically granted an option to purchase additional shares of Common Stock in each calendar year subsequent to the year in which such Non-Employee Director was granted an option pursuant to paragraph 18(a), such option to be granted as of the date of the Company's annual meeting of shareholders held in such calendar year, provided that the Non-Employee Director continues to serve in such capacity as of such date. The number of shares subject to each additional grant shall be 7,500 shares for each Non-Employee Director.

          (c)    Exercise Price.    The exercise price of all options granted pursuant to this paragraph 18 shall be equal to 100 percent of the fair market value of the Common Stock determined pursuant to paragraph 6(b)(iv).

          (d)    Term of Option.    The term of each option granted pursuant to this paragraph 18 shall be 10 years from the date of grant.

          (e)    Exercisability.    Until an option expires or is terminated and except as provided in paragraphs 18(f) and 13, an option granted under this paragraph 18 shall be exercisable according to the following schedule: 2.78% for each complete month of continuous service after the date of grant, rounded up to the next full share, until fully vested.

        For purposes of this paragraph 18(e), a complete month shall be deemed to be the period which starts on the day of grant and ends on the same day of the following calendar month, so that each successive "complete month" ends on the same day of each successive calendar month (or, in respect of any calendar month which does not include such a day, that "complete month" shall end on the first day of the next following calendar month).

          (f)    Termination As a Director.    If an optionee ceases to be a director of the Company for any reason, including death, the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days (or 12 months in the event of death) after the last day the optionee served as a director, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option as of the last day the optionee served as a director, provided, however, that in the event of death, any outstanding unvested portion of the option shall become fully vested and immediately exercisable as of the date of death.

          (g)    Nontransferability.    Each option by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

          (h)    Exercise of Options.    Options may be exercised upon payment of cash or shares of Common Stock of the Company in accordance with paragraph 6(a)(v).

Adopted:	April 21, 1995
Amended:	May 5, 1995
May 15, 1996
May 15, 1997
May 21, 1998
June 10, 1999
May 18, 2000
October 18, 2001
May 16, 2002
May 15, 2003
May 20, 2004

APPENDIX C

FEI COMPANY
EMPLOYEE SHARE PURCHASE PLAN
As amended May 20, 2004

        1.    Purpose of the Plan.    FEI Company (the "Company") believes that ownership of shares of its Common Stock by employees of the Company and its Participating Subsidiaries (hereinafter defined) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of this Employee Share Purchase Plan (the "Plan") is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company's shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners.

        2.    Shares Reserved for the Plan.    There are 1,450,000 shares of the Company's authorized Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan is subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.

        3.    Administration of the Plan.    The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board the authority for general administration of the Plan.

        4.    Eligible Employees.    Except as indicated below, all full-time employees of the Company and all full-time employees of each of the Company's subsidiary corporations which is designated by the Board of Directors of the Company as a participant in the Plan (such participating subsidiary being hereinafter called a "Participating Subsidiary") are eligible to participate in the Plan. Any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) to own stock (including stock subject to any outstanding options held by the employee) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, shall be ineligible to participate in the Plan. A "full-time employee" is one who is in the active service of the Company or a Participating Subsidiary excluding, however, any employee whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months per calendar year.

        5.    Offerings.

          (a)    Offering Periods.    The Plan shall be implemented by a series of offering periods of approximately twelve months' duration or such other duration as the Board of Directors shall determine ("Offering Periods"), commencing on March 1 and September 1 of each year and ending on the last day of February or August, respectively, occurring thereafter. The initial Offering Period shall commence on March 1, 1998 and shall end on February 28, 1999. Notwithstanding the foregoing, the Board of Directors may establish a different duration for one or more future Offering Periods, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. Each Offering Period shall be comprised of a series of two purchase periods ("Purchase Periods"), as provided in clause (b) below. The first day of each Offering Period is an "Offering Date" and the last day of each Purchase Period is a "Purchase

  Date" for the Offering Period. If an Offering Date or a Purchase Date falls on a day on which the public equity securities markets in the United States are not open for trading, the Company shall, by announcement at least ten days before the date on which the Offering Date or Purchase Date would otherwise fall, specify the trading day that will be deemed that Offering Date, or Purchase Date, as the case may be. As of each Offering Date, the Company hereby grants to each eligible employee a right under the Plan to purchase shares of Common Stock on the Purchase Date for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (a) no such right shall permit the purchase of more than 1,000 shares, and (b) no such right shall allow an employee's right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the Offering Date) for each calendar year in which such right is outstanding.

          (b)    Purchase Periods.    Each Offering Period shall consist of two (2) consecutive Purchase Periods of approximately six (6) months' duration, or such other number or duration as the Board shall determine. A Purchase Period commencing on or about March 1 shall end on or about the next August 31. A Purchase Period commencing on or about September 1 shall end on or about the next February 28. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Purchase Periods or different commencing or ending dates for such Purchase Periods.

        6.    Participation in the Plan.

          (a)    Initiating Participation.    An eligible employee may participate in an Offering Period under the Plan by filing with the Company no later than the close of business on the Offering Date, on forms furnished by the Company, a subscription and payroll deduction authorization. Once filed, a subscription and payroll deduction authorization shall remain in effect for subsequent Offering Periods unless amended or terminated. The payroll deduction authorization will take effect on the Offering Date or, if later, on the first payroll effective date that is at least three business days after the date on which it was filed, and will authorize the employing entity to make payroll deductions in the specified amount from each paycheck of the participating employee. Payroll deductions for any Purchase Period may not exceed 15 percent of the gross amount of base pay plus commissions, if any, in the aggregate payable to the employee for such Purchase Period. If a payroll deduction is made by a Participating Subsidiary, that entity will promptly remit the amount of the deduction to the Company. Eligible employees may not participate simultaneously in more than one Offering Period.

          (b)    Amending or Terminating Participation.    A participating employee may amend his or her payroll deduction authorization once during any Purchase Period, to reduce the amount of future payroll deductions, with effect during the remaining part of the Purchase Period. Other amendments to the payroll deduction authorization will not become effective until the next following Purchase Period. A permitted change in payroll deductions shall be effective for any pay period only if written notice is received by the Company at least three business days prior to the payroll effective date published by the Company for that pay period. After an employee has begun participating in the Plan, he or she may terminate participation in the Plan by written notice received by the Company at any time up to the tenth day before a Purchase Date. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including death or retirement. Determination of when the employment relationship terminates for this purpose shall be made under Section 1.421-7 of U.S. Treasury Regulations or successor regulations. A participant may not reinstate participation in the Plan with respect to a particular Offering Period after once terminating participation in the Plan with respect to that Offering Period. Upon termination of a participant's participation in the Plan, all amounts deducted from the participant's pay and not previously used to purchase shares under the Plan shall be returned to the participant.

          (c)    Automatic Withdrawal from an Offering Period.    If the fair market value of a share of Common Stock on a Purchase Date other than the final Purchase Date of an Offering Period is less than the fair market value of a share of Common Stock on the Offering Date of the Offering Period, then every participant shall be (a) automatically withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares of Common Stock for the Purchase Period and (b) enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Date. A participant may elect not to be automatically withdrawn from an Offering Period pursuant to this paragraph 6(c) by delivering to the Company not later than the close of business on the Purchase Date a written notice indicating such election.

        7.    Option Price.    The price at which shares shall be purchased in an Purchase Period shall be the lower of (a) 85% of the fair market value of a share of Common Stock on the Offering Date of the applicable Offering Period or (b) 85% of the fair market value of a share of Common Stock on that Purchase Date. The fair market value of a share of Common Stock on any date shall be the closing price of the Common Stock for such date as reported by the Nasdaq National Market or, if the Common Stock is not reported on the Nasdaq National Market, such other reported value of the Common Stock as shall be specified by the Board of Directors.

        8.    Newly Eligible Employees.    A person who becomes an eligible employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided he or she is still an eligible employee as of the Offering Date of such subsequent Offering Period.

        9.    Purchase of Shares.    All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 10. No interest will be paid on such accounts unless the Board of Directors determines otherwise. On each Purchase Date of an Offering Period, the amount of the account of each participant will be applied to the purchase of whole shares by such participant from the Company at the price determined under paragraph 7. Any cash balance remaining in a participant's account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant's account for the next Purchase Period.

        10.    Delivery and Custody of Shares.    Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the "Custodian") as shall be appointed by the Board of Directors. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time obtain (a) transfer into the participant's own name of some or all of the shares held by the Custodian for the participant's account and delivery of such shares to the participant; (b) transfer of some or all of the shares held for the participant's account by the Custodian to a regular individual brokerage account in the participant's own name, either with the firm then acting as Custodian or with another firm, or (c) sale of some or all of the shares held by the Custodian for the participant's account at the market price at the time the order is executed and remittance of the net proceeds of sale to the participant. Upon termination of participation in the Plan, a participant may elect to have the shares held by the Custodian for his or her account transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c).

        11.    Records and Statements.    The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date the Custodian will furnish to each participant a statement showing the activity in the participant's account for the period covered by the statement and the cash and share balances in the account as of the Purchase Date. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

        12.    Expense of the Plan.    The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

        13.    Rights Not Transferable.    The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant's lifetime only by the participant. Upon the death of a participant, any cash or shares held for the participant's account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

        14.    Dividends and Other Distributions.    Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

        15.    Voting and Shareholder Communications.    In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will furnish to each participant a proxy authorizing the participant to vote the shares held by the custodian for his account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

        16.    Tax Withholding.    Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state, local, national or other governmental tax withholding determined by the Company to be required in any country having taxing jurisdiction. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

        17.    Responsibility and Indemnity.    Neither the Company, its Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

        18.    Conditions and Approvals.    The obligations of the Company under the Plan shall be subject to and conditional upon compliance with all applicable U.S. state, federal and foreign laws and regulations, compliance with the rules of any stock exchange or market on which the Company's securities may be listed, and approval of such federal, state and foreign authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.

        19.    Amendment of the Plan.    The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

        20.    Termination of the Plan.    The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant's order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his account.

        21.    Effective Date of the Plan.    The Plan shall become effective on March 1, 1998, subject to approval not later than June 30, 1998, by the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of the Company represented and voting on the approval of the Plan at a validly held meeting of the shareholders.

Amended:	May 18, 2000
May 20, 2004

FEI COMPANY
Proxy for Annual Meeting of Shareholders to be Held on May 20, 2004

The undersigned hereby names, constitutes and appoints Vahé A. Sarkissian, Robert S. Gregg and Bradley J. Thies, or any one of them acting in absence of the others, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of FEI Company (the "Company") to be held at 9:00 a.m. on Thursday, May 20, 2004, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on March 22, 2004, with all the powers that the undersigned would possess if he were personally present.

1. PROPOSAL 1—Election of Directors	☐	FOR all nominees listed below
	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

Dr. Michael J. Attardo	Wilfred J. Corrigan	Thomas F. Kelly	Dr. William W. Lattin
Jan C. Lobbezoo	Dr. Gerhard Parker	James T. Richardson	Vahé A. Sarkissian

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF
THE NOMINEES NAMED ABOVE.

2.
To consider and vote on a proposal to amend the 1995 Stock Incentive Plan (i) to increase the number of shares of our common stock reserved for issuance under the plan from 6,000,000 to 7,000,000; (ii) to increase the number of shares automatically granted to directors under the plan and (iii) to permit all non-employee directors to receive automatic stock option grants under the plan.

FOR PROPOSAL 2 ☐    AGAINST PROPOSAL 2 ☐    ABSTAIN ON PROPOSAL 2 ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF PROPOSAL 2

3.
To consider and vote on a proposal to amend the FEI Employee Share Purchase Plan to increase the number of shares of our common stock reserved for issuance under the plan from 950,000 to 1,450,000.

FOR PROPOSAL 3 ☐    AGAINST PROPOSAL 3 ☐    ABSTAIN ON PROPOSAL 3 ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF PROPOSAL 3

4.
To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 and 3.

Signature(s)	Dated		2004
		,
NOTE:	Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

I do (  ) do not (  ) plan to attend the meeting. (Please check)

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/fei		Telephone 1-800-435-6710		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at: http://www.feicompany.com

You can now access your FEI Company account online.

Access your FEI Company shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, Transfer Agent for FEI Company, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am–7pm
Monday–Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

QuickLinks

FEI COMPANY
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS To Be Held On May 20, 2004
Information Concerning Solicitation and Voting
PROPOSAL NO. 1 ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
QUALIFICATIONS AND RECOMMENDATION OF DIRECTORS
SHAREHOLDER RECOMMENDATIONS FOR DIRECTORS
DIRECTOR NOMINATIONS BY SHAREHOLDERS
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
DIRECTOR COMPENSATION
PROPOSAL NO. 2 AMENDMENT TO 1995 STOCK INCENTIVE PLAN
PROPOSAL NO. 3 AMENDMENT TO EMPLOYEE SHARE PURCHASE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITIES AUTHORIZED FOR ISSUANCE
CODE OF ETHICS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
EMPLOYMENT ARRANGEMENTS AND EXECUTIVE SEVERANCE AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTION OF OTHER BUSINESS
CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF FEI COMPANY (as amended and restated on January 28, 2004)
FEI COMPANY 1995 STOCK INCENTIVE PLAN As amended May 15, 2003
FEI COMPANY EMPLOYEE SHARE PURCHASE PLAN As amended May 20, 2004